UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 1, 2022

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FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

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MT	001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street
Billings, MT	59116-0918
(Address of principal executive offices)	(zip code)

(406) 255-5390

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A common stock, no par value	FIBK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

This Current Report on Form 8-K is being filed in connection with the completion on February 1, 2022 (the “Closing Date”) of the previously announced merger between First Interstate BancSystem, Inc., a Montana corporation (“First Interstate” or the “Company”), and Great Western Bancorp, Inc., a Delaware corporation (“Great Western”) pursuant to the Agreement and Plan of Merger, dated as of September 15, 2021 (the “Merger Agreement”), by and between First Interstate and Great Western.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, Great Western merged with and into First Interstate, with First Interstate continuing as the surviving corporation (the “Merger”). Immediately following the Merger, Great Western’s wholly owned banking subsidiary, Great Western Bank, merged with and into First Interstate’s wholly owned banking subsidiary, First Interstate Bank (the “Bank Merger”), with First Interstate Bank continuing as the surviving bank in the Bank Merger.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of Great Western (“Great Western Common Stock”) issued and outstanding immediately prior to the Effective Time, other than certain shares held by First Interstate and Great Western, was converted into the right to receive 0.8425 shares (the “Exchange Ratio”, and such shares, the “Merger Consideration”) of Class A common stock, no par value, of First Interstate (“First Interstate Class A Common Stock”). Each holder of Great Western Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of First Interstate Class A Common Stock (after taking into account all shares held by such holder) will instead receive cash (without interest) in lieu of such fractional share in accordance with the terms of the Merger Agreement.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding Great Western restricted stock unit award in respect of shares of Great Western Common Stock (a “Great Western RSU”) was, by virtue of the Merger, fully vested and was cancelled and converted automatically into the right to receive the Merger Consideration, as if such Great Western RSU had been settled in shares of Great Western Common Stock immediately prior to the Effective Time. Each outstanding performance stock unit award in respect of shares of Great Western Common Stock (a “Great Western PSU”), by virtue of the Merger, vested at the greater of the target and actual levels of performance, as determined by the Compensation Committee of the Great Western board of directors prior to the Effective Time, and was cancelled and converted automatically into the right to receive the Merger Consideration, as if such Great Western PSU had been settled in shares of Great Western Common Stock immediately prior to the Effective Time.

The foregoing description of the Merger, the Bank Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed hereto as Exhibit 2.1 and incorporated herein by reference.

The total aggregate consideration payable in the Merger was approximately 47 million shares of First Interstate Class A Common Stock. The issuance of shares of First Interstate Class A Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-260771) filed by the Company with the Securities and Exchange Commission (the “Commission”) and declared effective on December 16, 2021 (the “Registration Statement”). The joint proxy statement/prospectus included in the Registration Statement (the “Joint Proxy Statement/Prospectus”) contains additional information about the Merger Agreement and the transactions contemplated thereby.

The information set forth in the Introduction is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Merger, on the Closing Date, the Company assumed Great Western’s obligations as required by the indentures and certain related agreements with respect to Great Western’s outstanding trust preferred securities consisting of (i) $5.2 million of its floating rate junior subordinated debt securities due January 7, 2033; (ii) $7.2 million of its floating rate junior subordinated debt securities due October 8, 2033; (iii) $23.1 million of its floating rate junior subordinated deferrable interest debentures due December 17, 2033; (iv) $2.1 million junior subordinated debt securities due June 15, 2035; (v) $30.9 million junior subordinated debt securities due March 15, 2036; (vi) $10.3 million of its fixed/floating rate junior subordinated debt securities due March 1, 2037; and (vii) $5.2 million of its floating rate junior subordinated debt securities due October 1, 2037 (collectively, the “Trust Preferred Securities”). In connection with the Merger, on the Closing Date, the Company also assumed all of Great Western’s obligations as required by that certain subordinated note purchase agreement, dated as of July 31, 2015 (the “Purchase Agreement”), with respect to Great Western’s outstanding $35.0 million aggregate principal amount of 4.875% fixed to floating rate subordinated notes due August 15, 2025 (the “2025 Notes”). On the Closing Date, the Company issued a notice of redemption to holders of the 2025 Notes to redeem such notes in full on March 3, 2022 at a redemption price of 100% plus any accrued but unpaid interest.

The supplemental indentures pursuant to which the Company assumed the Trust Preferred Securities, as well as the original indentures pursuant to which the Trust Preferred Securities were issued, and the assignment and assumption pursuant to which the Company assumed the 2025 Notes, as well as the original Purchase Agreement pursuant to which the 2025 Notes were issued, have not been filed herewith pursuant to Item 601(b)(4)(v) of Regulation S-K under the Securities Act. The Company agrees to furnish a copy of such indentures and the Purchase Agreement to the Commission upon request.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

In accordance with the terms of the Merger Agreement and the Bylaws Amendment (as defined under Item 5.03 below), the size of the board of directors of the Company (the “Board”) as of the Effective Time was increased to consist of a total of 16 directors, including eleven directors designated by First Interstate and five directors designated by Great Western.

Continued Service of Directors; Election of Directors

The eleven directors designated by First Interstate pursuant to the Merger Agreement, each of whom previously served, and continues to serve, as a member of the Board, in each case effective from and after the Effective Time, are as follows: Stephen B. Bowman, Joyce A. Phillips, Jonathan R. Scott, Alice S. Cho, Dennis L. Johnson, Patricia L. Moss, John M. Heyneman, Jr., David L. Jahnke, Ross E. Leckie, Kevin P. Riley and James R. Scott.

The five directors designated by Great Western pursuant to the Merger Agreement, each of whom previously served as a member of the board of directors of Great Western immediately prior to the Merger and was appointed by the Board to fill the vacancies resulting from the increase in the size of the Board referred to above, in each case effective as of the Effective Time, are as follows: James Brannen, Frances Grieb, Thomas Henning, Stephen Lacy and Daniel Rykhus (collectively, the “New Directors”). The Board continues to be divided into three classes, with Frances Grieb and Stephen Lacy appointed to the class of directors expiring at the annual meeting to be held in 2022; Thomas Henning and Daniel Rykhus appointed to the class of directors expiring at the annual meeting to be held in 2023; and James Brannen appointed to the class of directors expiring at the annual meeting to be held in 2024. Certain New Directors have also been assigned to serve on certain committees of First Interstate’s board of directors. In particular, James Brannen was appointed to the Executive Committee and Technology Committee, Frances Grieb was appointed to the Audit Committee and Risk Committee, Thomas Henning was appointed to the Risk Committee and Technology Committee, Stephen Lacy was appointed to the Compensation and Human Capital Committee and Governance and Nominating Committee, and Daniel Rykhus was appointed to the Compensation and Human Capital Committee and Governance and Nominating Committee.

Other than the Merger Agreement, there are no arrangements between the New Directors and any other person pursuant to which the New Directors were selected as directors. There are no transactions in which any New Director has an interest requiring disclosure under Item 404(a) of Regulation S-K. Non-employee members of the Board, including the New Directors, will be compensated for such service in accordance with First Interstate’s non-employee director compensation policies.

Employment Agreements

As previously described in the Joint Proxy Statement/Prospectus, Great Western is party to existing employment agreements with each of its named executive officers that provide for payments following a termination of employment in connection with a change in control. The completion of the Merger constituted a change in control under each employment agreement. For a description of the employment agreements and additional information about the arrangements and transactions with respect to Great Western’s named executive officers in connection with the Merger, see the section in the Joint Proxy Statement/Prospectus entitled “The Merger—Interests of Great Western’s Directors and Executive Officers in the Merger.” Such description is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the Merger and in accordance with the Merger Agreement, First Interstate’s articles of incorporation were amended to increase the number of authorized shares of First Interstate Class A Common Stock from 100,000,000 shares to 150,000,000 shares (the “Articles Amendment” and the Company’s articles of incorporation, as amended in accordance with the Articles Amendment, the “Articles of Incorporation”), effective as of the Closing Date.

The foregoing summary of the Articles Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles Amendment, a copy of which is filed hereto as Exhibit 3.1 and incorporated herein by reference.

As previously described in the Joint Proxy Statement/Prospectus, First Interstate and Great Western have agreed that, prior to the first annual meeting of shareholders of the Company following the Effective Time, the Board will, in accordance with the

Articles of Incorporation and applicable law, adopt any resolutions and take any actions that are necessary or appropriate to determine that the number of shares of Class B common stock, no par value, of First Interstate (“First Interstate Class B Common Stock” and, together with the First Interstate Class A Common Stock, the “First Interstate Common Stock”), outstanding as of the record date for such annual meeting constitutes less than twenty percent (20%) of the aggregate number of shares of First Interstate Common Stock then outstanding on such record date, such that each share of First Interstate Class B Common Stock as of such record date will be automatically converted as of such record date into one (1) fully paid and non-assessable share of First Interstate Class A Common Stock pursuant to the Articles of Incorporation (the “Conversion”).

In accordance with the Merger Agreement, the Bylaws Amendment provides that, from and after the Effective Time and until the date of the Conversion, neither First Interstate nor the Board may take any action (including repurchasing First Interstate Class A Common Stock or issuing additional shares of First Interstate Class B Common Stock) that would prevent the Conversion, and the provision in the Bylaws Amendment implementing such Conversion arrangement may not be amended or repealed by the Board except by an affirmative vote of at least seventy-five percent (75%) of the entire Board (including at least one New Director).

In addition, in connection with the completion of the Merger and in accordance with the Merger Agreement, the bylaws of the Company were further amended to reflect certain governance arrangements for the Company (such amendment, the “Bylaws Amendment”), effective as of the Effective Time. The foregoing summary of the Bylaws Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws Amendment, a copy of which is filed hereto as Exhibit 3.2 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

As a result of the Merger, Great Western no longer exists as a legal entity separate from First Interstate and therefore no longer fulfills the listing requirements of the New York Stock Exchange (the “NYSE”). On February 1, 2022, the NYSE was notified that the Merger had closed and it has been requested that the NYSE (1) suspend trading of Great Western Common Stock, (2) withdraw Great Western Common Stock from listing on the NYSE prior to the open of trading on February 1, 2022, and (3) file with the SEC a notification of delisting of Great Western Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, Great Western Common Stock will no longer be listed on the NYSE. In furtherance of the foregoing, First Interstate, as successor to Great Western, intends to file with the SEC certifications on Form 15 under the Exchange Act requesting the deregistration of Great Western Common Stock under Section 12(g) of the Exchange Act and the corresponding immediate suspension of Great Western’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable, and to cease filing any further periodic reports with respect to Great Western since it no longer, as a result of the Merger, exists as a separate legal entity.

Item 8.01. Other Events

On February 1, 2022, First Interstate issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

The financial statements required by this item will be filed by an amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 15, 2021, by and between First Interstate BancSystem, Inc. and Great Western Bancorp, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-4, filed with the Commission on December 14, 2021)
3.1	Second Amendment to the Third Amended and Restated Articles of Incorporation of First Interstate BancSystem, Inc.
3.2	Amendment to the Fourth Amended and Restated Bylaws of First Interstate BancSystem, Inc.
99.1	Press Release, dated February 1, 2022.
104	Cover Page Interactive Data File (formatted as inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ Kevin P. Riley
Name:	Kevin P. Riley
Title:	President and Chief Executive Officer

Date: February 1, 2022